(a)(1)(xi)

AMENDMENT NO. 10 TO DECLARATION OF TRUST OF

ING SEPARATE PORTFOLIOS TRUST

Establishment of New Share Class

Effective: September 6, 2012

THIS AMENDMENT NO. 10 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST (“ISPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of ISPT on September 6, 2012, with respect to ING Emerging Markets Corporate Debt Fund, ING Emerging Markets Hard Currency Debt Fund, and ING Emerging Markets Local Currency Debt Fund (collectively, the “Funds”), each a series of ISPT, acting pursuant to the Declaration of Trust, including Article III, Sections 2 and 6 and Article X, Section 1, of ISPT’s Declaration of Trust.  The resolutions serve to establish and designate a new share class for the Funds.

ING SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Separate Portfolios Trust (“ISPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of ISPT at a meeting held on September 6, 2012 with regard to the establishment of Class I shares of ISPT on behalf of ING Emerging Markets Corporate Debt Fund, IND Emerging Markets Hard Currency Debt Fund, and ING Emerging Markets Local Currency Debt Fund:

RESOLVED, that pursuant to the Declaration of Trust, dated March 2, 2007, (the “Declaration of Trust”) of ING Separate Portfolios Trust (“ISPT”), including Article III, Sections 2 and 6 and Article X, Section 1 of the Declaration of Trust, the designation of an additional class of shares for ING Emerging Markets Corporate Debt Fund, ING Emerging Markets Hard Currency Debt Fund, and ING Emerging Markets Local Currency Debt Fund (collectively, the “Funds”), which shall be designated as “Class I” shares be, and hereby is, approved; and

FURTHER RESOLVED, that the officers of ISPT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Declaration of Trust, to establish the Class I shares, to be effective on a date deemed appropriate by the officers of ISPT; and

FURTHER RESOLVED, that the officers of ISPT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class I shares, including, but not limited to, the post-effective amendments to ISPT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class I shares for the Funds and to prepare and file such amendments to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.

Huey P. Falgout, Jr.
Secretary

Dated:	February 7, 2013